CONFIRMING STATEMENT

This Statement confirms that the undersigned, Thomas H. Bliss, Jr., has authorized and designated each of Dane Saglio, Cynthia Wong Hu, and Kathy
Wehmeir-Davis to execute and file on the undersigned's behalf his Form 3, all
Forms 4 and 5 (including any amendments thereto) that the undersigned may be required to file with the U.S. Securities and Exchange Commission as a result of the undersigned's ownership of or transactions in securities of EntreMed, Inc.,
The authority of Dane Saglio, Cynthia Wong Hu, and Kathy Wehmeir-Davis under this Statement shall continue until the undersigned is no longer required to file Forms 4 and 5 with regard to his ownership of or transactions in securities of EntreMed, Inc., unless earlier revoked in writing. The undersigned acknowledges that Dane Saglio, Cynthia Wong Hu, and Kathy Wehmeir-David are not
assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

Date: 6/19/2008

/s/ Thomas H. Bliss, Jr.
Thomas H. Bliss, Jr.